EXHIBIT 10.23

EastBridge Investment Group Corp.       CONFIDENTIAL

Bridge Capital Raise Agreement
Contract No. 100510 v5

Party A:	FIZZA, LLC (“Party A”) 4860 Cox Road, Suite 200 Glen Allen, Virginia 23060, U.S.A.

Party B:	EastBridge Investment Group Crop. (“Party B”), a company registered in Arizona, U.S.A., at 8040 E. Morgan Trail, Suite 18, Scottsdale, AZ 85258, U.S.A.

AGREEMENT, with an effective date this 1st day of December, 2010 (“Agreement”), by and between Party A and Party B;

RECITALS

Whereas: Mr. George Clark, through FIZZA, LLC controlled by Mr. George Clark, desires to start its consumer health and wellness beverage business in the U.S.A.;

Whereas: EastBridge Investment Group is in the business of assisting companies to go public in the United States and to become listed on a U.S. stock exchange. EastBridge also assists companies to raise capital for their operating and expansion needs;

Now therefore, the parties agree as follows:

Article 1 - Listing Service
Party B agrees to help Party A raise bridge capital up to $300,000 on a best effort basis. It is further understood that if the minimum sum of $300,000 is not raised within sixty (60) days from the effective date of this Agreement, FIZZA, LLC will not be able to produce the product and to introduce it into the market in a timely fashion, and therefore, the Agreement will become null and void, unless extended by both parties in writing at any time after the agreement’s expiration date.

Article 2 – Terms and Conditions

1. Party B shall assist Party A to raise seed capital in 60 days under the following assumption:
a. Party A is free from material law suits or scandals, etc., which are detrimental to the intangible assets of Party A;
b. Any investment accepted by FIZZA, LLC from an investor introduced by Party B will only be completed upon the execution by both parties of the following minimal documents:
i.	A Formal Private Placement Memorandum prepared by Party A's Corporate Counsel.
ii.	A Subscription Agreement prepared by Party A's Corporate Counsel.

EastBridge Investment Group Corp.       CONFIDENTIAL

iii.	Any documentations required by the investors and approved by Party A's Corporate Counsel

2. Party A agrees that when the seed capital raise of $300,000 is complete or 60 days from the date of the execution of this agreement, this agreement expires.

Article 3 - Timely Report
The Parties shall be liable for notifying the other party on a timely basis regarding the progress and any changes associated with this listing agreement.

Article 4 - Fees and Manner of Payment
1.
CASH for Bridge Capital:  For Party B's successful bridge capital raise service, Party A agrees to pay a cash fee of [**] of the money raised for its advisory work. This cash fee will be paid out from the bridge capital raise

2.	EQUITY: Party A will deliver to Party B [**] of its equity shares after the successful completion of at least $300,000 seed capital raise.

Article 5 - Treatment of Cash Fee and Stock Equity for Failure of Listing
Party A has the exclusive right to approve all capital raise negotiations with any potential investor. The CASH paid to Party B at the successful completion of an investment from an investor introduced by Party B is considered earned and not refundable. The stock equity paid to Party B at the successful completion on an investment from an investor introduced by Party B is considered earned and non-returnable as follows:

[**] Equity – After the bridge capital of at least $300,000 is raised;

Article 6 - Consent to Invitation
In order for Party B to make efficient introductions of Party A to the U.S. investors and the stock market, Party A agrees to update Party B in a timely manner of its new business developments in order for Party B to understand more of Party A’s business operation.

Article 7 - Confidentiality
Party A and Party B shall be responsible for actively maintaining the confidentiality of the terms of this agreement and all business data of the other party under the FIZZA, LLC and EastBridge Investment Group Corp Mutual NDA executed by both parties.

Article 8 – Applicable Law
For matters not included herein, the unified commerce law of the United States of America (U.S.A.) shall apply to this agreement; implementation and construction of this Contract shall be governed by the state commerce laws of the State of Virginia.

Article 9 - Dispute Settlement
_______________

[**]Certain information in this document has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

EastBridge Investment Group Corp.       CONFIDENTIAL

For all disputes and differences relevant hereto or arising from performance hereof, the Parties shall first try to settle them through friendly consultation. If no agreement is reached within 30 days as of the date of the occurrence of the dispute or difference, either party may submit the dispute to U.S. Arbitration and Mediation Center for arbitration in accordance with then applicable arbitration rules. The arbitration award shall be final and binding on both parties.

Article 10 - Entire Agreement
This Agreement shall be the final and complete contract between the Parties, and shall supersede all previous agreements between the Parties, oral or written.

Article 11- Miscellaneous
If this agreement has versions of more than one language, the English version shall govern in case of dispute or inconsistency between them.

Article 12 - Effectiveness and Modification
This agreement shall become effective as of the date when it is signed by both parties. The Parties may modify or supplement this agreement in writing, and written modification or supplementation to this agreement signed by the Parties shall be an integral part hereof, and shall have the same legal effect as this Contract.

Article 13 - Duplicates
This agreement shall be served in four copies, with each party holding two, each with the same legal effect.

Article 14 - Assignment
This Agreement shall inure to the benefit of, and be binding upon, the parties hereto and their successors and assigns; provided, however, that any assignment by any party of its rights under this Agreement without the written consent of the other parties shall be void.

IN WITNESS WHEREOF, THE PARTIES HERETO HAVE EXECUTED THIS AGREEMENT ON THE DATE FIRST ABOVE WRITTEN

/s/George Clark	/s/ Norm Klein
Authorized representative name,	Authorized representative name,
George Clark	Norm Klein
signature and title: President & Chairman	signature and title: COO/CFO